CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-143964 of First Trust DJ STOXX(R) Select Dividend 30 Index Fund on Form N-1A of our report dated August 22, 2007, appearing in the Statement of Additional Information, which is a part of such Registration Statement. We also consent to the reference to us under the caption "Independent Registered Public Accounting Firm" also appearing in the Statement of Additional Information.


DELOITTE & TOUCHE LLP
Chicago, IL

August 22, 2007